EXHIBIT 23.2


                            Basil M. Lee and Company
                          Certified Public Accountants


Alvin J. Ourso, Jr., CPA                              Basil M. Lee, CPA - Ret.
Leonard M. Blanchard, CPA                                           Consultant
Roy P. Chenevert, Jr., CPA


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to litigation against the subsidiary) with respect to the consolidated financial statements of Commerce Corporation And Subsidiary included in this Registration Statement (Form S-4) and related Prospectus of Hancock Holding Company for the registration of its common stock.


/s/ Basil M. Lee and Company

Basil M. Lee and Company
April 25, 1997
















2820 Continental Drive-Baton Rouge, LA 70808-3211
Tel. 504/928-1100 - Fax 504/928-1154